UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 5, 2014

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Supplemental Indenture

TIBCO Software Inc. (the “Company”) and U.S. Bank National Association, as trustee (“U.S. Bank”), are parties to an Indenture, dated as of April 23, 2012 (the “Existing Indenture”), governing the Company’s 2.25% Convertible Senior Notes due 2032 (the “Existing Notes”). On December 5, 2014, the Company and U.S. Bank entered into a supplemental indenture (the “Supplemental Indenture”) to amend the Existing Indenture in order to set forth the conversion values for the Existing Notes. As set forth in the Supplemental Indenture, each Existing Note that is converted from and after the effective date of the Merger (as defined below) is convertible solely into cash at fixed conversion values.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 and is incorporated herein by reference.

Senior Secured Credit Agreement

On December 5, 2014, the Company, as borrower, entered into a senior secured credit agreement, dated as of December 5, 2014, by and among Balboa Merger Sub, Inc. (“Merger Sub”), Balboa Intermediate Holdings LLC, as a guarantor (“Parent” and, together with Merger Sub, an affiliate of Vista Equity Partners Fund V, L.P.), certain of the Company’s domestic subsidiaries who have granted secured guarantees of the Company’s obligations under the Senior Secured Credit Agreement (together with Parent, the “Guarantors”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Administrative Agent”) and the lenders party thereto (the “Senior Secured Credit Agreement”), pursuant to which the Company incurred certain loans and granted a first priority lien (subject to customary priming liens) on substantially all of its assets to secure the obligations under the Senior Secured Credit Agreement.

Principal, Amortization and Maturity

The lenders under the Senior Secured Credit Agreement have advanced to the Company approximately $1,670,000,000 in the aggregate of senior secured term loans with a maturity date of December 5, 2020 and $350,000,000 in the aggregate of senior secured asset sale loans with a maturity of December 5, 2015 and also have provided the company with a revolving line of credit of up to $125,000,000 with a maturity date of December 5, 2019 (the “Senior Secured Credit Facilities”). The term loans under the Senior Secured Credit Facilities will amortize at 1% per annum in equal quarterly installments with the balance payable on the final maturity date. The entire amount of the asset sale loans under the Senior Secured Credit Facilities is payable on December 5, 2015.

Interest Rate

Loans under the Senior Secured Credit Facilities bear interest at a rate equal to, at the Company’s option, the adjusted Eurodollar rate or an alternate base rate, in each case, plus an applicable margin. The revolving loans have applicable margins equal to 4.00%, in the case of Eurodollar revolving loans, or 3.00%, in the case of base rate revolving loans. The term loans have applicable margins equal to 5.50%, in the case of Eurodollar term loans, or 4.50%, in the case of base rate term loans. The asset sale loans have applicable margins of 4.50%, in the case of Eurodollar asset sale loans, or 3.50%, in the case of base rate asset sale loans.

Mandatory Prepayments

Subject to certain customary exceptions, the Senior Secured Credit Facilities are subject to mandatory prepayments in amounts equal to: (1) 100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by the Company or certain of its subsidiaries subject to customary reinvestment provisions and certain other exceptions; (2) 100% of the net cash proceeds from issuances or incurrences of debt by the Company or certain of its subsidiaries; (3) a customary annual excess cash flow sweep; and (4) 100% of the net cash proceeds of any disposition of the Company’s headquarters, which will first be applied to outstanding asset sale loans.

Certain Other Provisions

The Senior Secured Credit Agreement contains a number of customary affirmative and negative covenants and events of default. The Senior Secured Credit Agreement also requires the Company and Guarantors to comply with a springing net leverage ratio if more than 30% of the revolving line of credit is drawn.

New Indenture; Notes

Overview

On December 5, 2014, the Company completed the private placement of $950,000,000 aggregate principal amount of 11.375% senior notes due 2021 (the “Notes”) to several initial purchasers. The initial purchasers subsequently sold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to persons outside the United States under Regulation S of the Securities Act, and to persons inside the United States that are institutional accredited investors (within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act). The Notes were issued pursuant to an indenture (the “Indenture”), dated as of December 5, 2014, by and among Merger Sub, Parent and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 5, 2014, by and among the Company (as successor by merger to Merger Sub), the Trustee and the guarantors named therein (together with the Parent, the “Note Guarantors”).

Interest; Ranking; Guarantees; Security

The Notes will mature on December 1, 2021, and bear interest at a rate of 11.375% per annum, payable semi-annually in cash in arrears on June 1 and December 1 of each year, beginning on June 1, 2015. The Notes are senior unsecured obligations of the Issuers and will be guaranteed by the Note Guarantors.

Optional Redemption

The Notes will be redeemable, in whole or in part, at any time on or after December 1, 2017, at the redemption prices specified in the Indenture governing the Notes, together with accrued and unpaid interest, if any, to the redemption date. The Notes will be redeemable, in whole or in part, at any time prior to December 1, 2017, at a price equal to 100% of the aggregate principal amount thereof plus a make-whole premium and accrued and unpaid interest, if any, to the redemption date. At any time prior to December 1, 2017, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 111.375% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Change of Control

Upon the occurrence of a change of control triggering event specified in the Indenture, the Company must offer to purchase the Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants and Events of Default

The terms of the Indenture, among other things, limits the ability of Parent and its restricted subsidiaries (including the Company) to (i) incur additional indebtedness and guarantee indebtedness, (ii) pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock, (iii) prepay, redeem or repurchase certain debt, (iv) make loans and investments, (v) sell or otherwise dispose of assets, (vi) sell stock of the subsidiaries, (vii) incur liens, (viii) enter into transactions with affiliates, (ix) enter into agreements restricting the subsidiaries’ ability to pay dividends and (x) consolidate, merge or sell all or substantially all of their assets.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 30% in principal amount of the outstanding Notes, as applicable, may declare the principal, accrued and unpaid interest, if any, on all the Notes, as applicable, to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the entry into the Senior Secured Credit Agreement and the consummation of the Merger (as described further under Item 2.01), (1) the Loan Agreement, dated as of June 24, 2003, by and between the Company and Silicon Valley Bank and (2) the Amended And Restated Credit Agreement, dated as of December 19, 2011, by and between the Company and Bank of America, N.A., as administrative agent, were each terminated and all obligations outstanding thereunder (other than letters of credit subject to customary cash collateralization arrangements) were paid off and extinguished.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 5, 2014, pursuant to the terms of an Agreement and Plan of Merger, dated as of September 27, 2014 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub, Parent completed its acquisition of the Company via the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of Vista Equity Partners.

At the effective time of the Merger, each share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) (other than those shares of Common Stock owned by (1) Parent, Merger Sub or any other subsidiary of Parent; (2) the Company as treasury stock; or (3) stockholders of the Company who properly exercised appraisal rights with respect thereto in accordance with Section 262 of the Delaware General Corporation Law) was cancelled and extinguished and converted into the right to receive cash in an amount equal to $24.00, without interest thereon (the “Per Share Price”). In addition, (1) each stock option issued by the Company, whether vested or unvested, was cancelled immediately prior to the effective time of the Merger and converted into, with respect to each cancelled option, the right to receive the amount, if any, by which the Per Share Price exceeded the option exercise price, without interest thereon and less any applicable withholding for taxes; and (2) each stock-based award issued by the Company, other than stock options issued by the Company, outstanding prior to the effective time of the Merger, whether vested or unvested, was cancelled immediately prior to the effective time of the Merger and converted into the right to receive the Per Share Price multiplied by the number of shares of Common Stock underlying such stock-based award.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified The NASDAQ Stock Market (“NASDAQ”) on December 5, 2014 that each outstanding share of Common Stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger Agreement as set forth under Item 2.01, and requested that NASDAQ file a Form 25 with the Securities and Exchange Commission (the “SEC”) to remove the Common Stock from listing on NASDAQ and to deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Common Stock (except as described in Item 2.01 hereof) was converted into the right to receive the Per Share Price.

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 2.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent. The total amount of consideration payable to the Company’s equityholders in connection with the Merger was approximately $4,100,000,000. The funds used by Parent to consummate the Merger and complete the related transactions came from the proceeds received in connection with debt financing pursuant to the Senior Secured Credit Agreement and the Notes, equity contributions from Vista Equity Partners Fund V, L.P. and certain of its affiliates, and the Company’s cash on hand.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the following persons, who were the directors of Merger Sub, became directors of the Company: James M. Ford and John Stalder. Vivek Ranadivé, who was a director of the Company immediately prior to the Merger, will continue to be a director of the Company. As a result of the Merger, Nanci Caldwell, Eric Dunn, Manuel A. Fernandez, Phil Fernandez, Peter Job, David J. West and Philip Wood are no longer directors of the Company. Immediately following the Merger, Murray Rode, Brian N. Sheth, Robert F. Smith and Martin A. Taylor were appointed as directors of the Company.

Effective upon completion of the Merger, the following persons, who were the officers of Merger Sub, became officers of the Company: James M. Ford and John Stalder. The following officers of the Company immediately prior to the effective time of the Merger will continue to be officers of the Company: Murray Rode, James Johnson and William Hughes.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1, which is incorporated herein by reference.

Effective upon completion of the Merger, the bylaws of the Company were amended and restated to be in the form of the bylaws attached as Exhibit 3.2, which is incorporated herein by reference.

Item 8.01. Other Events.

On December 5, 2014, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of TIBCO Software Inc.

3.2	Amended and Restated Bylaws of TIBCO Software Inc.

4.1	First Supplemental Indenture between TIBCO Software Inc. and U.S. Bank National Association, dated as of December 5, 2014

99.1	Press Release of TIBCO Software Inc. dated December 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes
Executive Vice President, Chief Administrative Officer and General Counsel

Date: December 5, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of TIBCO Software Inc.

3.2	Amended and Restated Bylaws of TIBCO Software Inc.

4.1	First Supplemental Indenture between TIBCO Software Inc. and U.S. Bank National Association, dated as of December 5, 2014

99.1	Press Release of TIBCO Software Inc. dated December 5, 2014